UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2013

5BARz INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53778	26-4343002
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1218 Third Ave., Suite 505 Seattle, Washington
(Address of principal executive offices)

(877) 723-7255

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02                  Unregistered Sales of Equity Securities

Securities sold:

During the period January 4, 2013 through May 31, 2013 the Company received subscription agreements, aggregating $626,750, pursuant to a private placement offering memorandum for the sale of 12,535,000 units, sold at a price of $0.05 per unit. Each unit is comprised of one common share of the common stock of the issuer, par value $0.001 per share, and one share purchase warrant to acquire a second common share at a price of $0.20. The warrant is exercisable for a period of two years.

Consideration:

The securities were sold for aggregate cash proceeds of $626,750. The aggregate offering proceeds were received by the Company without discount or commissions on the sales.

Exemption from Registration Claimed

The subscription agreements were sold as to $183,750 in reliance on “Rule 506” exemption from registration and as to $443,000 in reliance on “Regulation S” exemption from registration.

Terms of exercise – Attached Warrants

The warrants attached to the unit offering may be exercised at any time up to the date of expiry of the warrants, which is two years from the date of issue of the securities, for cash proceeds of $0.20 per unit.

On June 11, 2013, the Company issued a press release disclosing the closing of this private placement. A copy of the press release is attached hereto as Exhibit 99.1

Item 9.01                    Financial Statements and Exhibits

Exhibit
Number	Description

99.1	Press release dated June 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

5BARz INTERNATIONAL, INC. (Registrant)

Date: June 11, 2013	By:	/s/ Daniel Bland
Name: Daniel Bland
Title: Chief Executive Officer